Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of FINTECH SCION LIMITED :

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of “FINTECH SCION LIMITED together with its subsidiaries (“the Company”) as of December 31, 2021 and 2020, and the related consolidated statements of Income (loss) and comprehensive Income (loss), stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred losses from operations, had accumulated deficits and had net cash used in operating activities that raise substantial doubt about its ability to continue as a going concern. The Company is dependent on continuing finance from related party. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

The Company has significant transactions with related parties, which are described in Note 7 to the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist.

/s/ Pan-China Singapore PAC (6255)

We have served as the Company’s auditor since 2022.

Singapore

October 31, 2022

FINTECH SCION LIMITED

CONSOLIDATED BALANCE SHEETS

(In U.S. Dollars)

	As of	As of
	December 31,	December 31,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$126,054	$87,732
Other receivables other current assets	31,116	—
Total Current Assets	157,170	87,732

Non-current assets
Property and equipment, net	7,726	—
Total Non-Current Assets	7,726	—

TOTAL ASSETS	$164,896	$87,732

LIABILITIES
Current liabilities
Amount due to related parties	297,410	95,656
Accruals and other payables	22,535	—
TOTAL LIABILITIES	319,945	95,656

STOCKHOLDERS’ EQUITY

Common stock par value $1.35: 50,000 shares issued and outstanding, and $1.37: 1,000 shares issued and outstanding, respectively	67,516	1,366
Accumulated deficit	(226,828)	(9,290)
Foreign translation reserve	4,263	—
Total Stockholders’ Equity	(155,049)	(7,924)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$164,896	$87,732

The accompanying notes are an integral part of the financial statements.

FINTECH SCION LIMITED

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In U.S. Dollars)

	For the Years Ended December, 31
	2021	2020
REVENUE	$885,428	$—

COST OF REVENUE	—	—

GROSS PROFIT	885,428	—

OPERATING EXPENSES
General and administrative expenses	(1,091,642)	(9,290)
Total Operating Expenses	(1,091,642)	(9,290)

LOSS FROM OPERATIONS	(206,214)	(9,290)

OTHER EXPENSES	(11,324)	—

NET LOSS FOR THE YEAR	$(217,538)	$(9,290)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	4,263	—
TOTAL COMPREHENSIVE LOSS	$(213,275)	$(9,290)

Weighted average number of common shares outstanding – basic and diluted	50,000	1,000
Net loss per share – basic and diluted	$(4.27)	$(9.29)

The accompanying notes are an integral part of the financial statements

FINTECH SCION LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In U.S. Dollars)

	Common
	Stock			Foreign	Total
			Accumulated	translation	Stockholders’
	Shares	Amount	gain/ (deficit)	reserve	Equity
Balance, November 20, 2020 (date of incorporation)	1,000	$1,366	$—	$—	$1,366
Net loss	—	—	(9,290)	—	(9,290)
Balance, December 31, 2020	1,000	$1,366	$(9,290)	$—	$(7,924)
Issuance of shares	49,000	66,150	—	—	66,150
Net loss	—	—	(217,538)	—	(217,538)
Foreign currency translation adjustment	—	—	—	4,263	4,263
Balance, December 31, 2021	50,000	$67,516	$(226,828)	$4,263	$(155,049)

The accompanying notes are an integral part of the financial statements.

FINTECH SCION LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (In U.S. Dollars)

	For the Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(217,538)	$(9,290)
Items not involving cash:
Depreciation and amortization of property and equipment	131	—
Changes in operating assets and liabilities:
Other receivables, prepayments and other current assets	(31,116)	—
Accrued expense and other payables	22,535	—
Net cash used in operating activities	(225,988)	(9,290)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(7,857)	—
Net cash used in investing activities	(7,857)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares	66,150	1,366
Proceed from advances from related parties	207,057	95,656
Net cash generated by financing activities	273,207	97,022

EFFECT OF EXCHANGE RATES ON CASH	(1,040)	—

NET CHANGE IN CASH AND CASH EQUIVALENTS	38,322	87,732

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	87,732	—

CASH AND CASH EQUIVALENTS, END OF YEAR	$126,054	$87,732

The accompanying notes are an integral part of the financial statements.

FINTECH SCION LIMITED

NOTES TO THE CONSOLIDATE FINANCIAL STATEMENTS

(In U.S. Dollars)

1.	ORGANIZATION AND BUSINESS

Fintech Scion Limited, was incorporated in the United Kingdom on 20th November 2020. The Company’s business operations involved with being an international financial technology company, delivering financial payment and settlement services through its ONE Application, ONE Integration, GLOBAL REACH Payment Gateway headquartered in London, United Kingdom.

As of December 31, 2021, the Company’s subsidiaries are as follows:

Entity	Date of incorporation	Place of incorporation	Percentage of legal ownership by the Company	Principal activities
Fintech Digital Consulting Limited (“FDC”)	8th February 2021	United Kingdom	100%	Digital Payment Services
Fintech Digital Solutions Limited (“FDS”)	5th February 2021	United Kingdom	100%	Digital Payment Services

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from the director . During the year, the director  has provided financial support for the operations of the Company. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the director  has indicated the intent and ability to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On 11 March 2020, the World Health Organization declared the Coronavirus (“COVID-19”) outbreak as a pandemic in recognition of its rapid spread across the globe. The directors of the Company are of the opinion that the outbreak of the COVID-19 may affect the business performance and position of the Company mainly due to travel and movement restriction and other precautionary measures imposed by relevant local authorities that resulted in delay in commencement of work and delivery of products to customers.

Meanwhile, due to inherent nature and unpredictability of future development of the virus and market sentiment, the extent of the impact depends on:

(i)	ongoing precautionary measures introduced by each country to address this pandemic; and

(ii)	(ii) the durations of this pandemic. Accordingly, the management has considered the possible financial impact of the COVID-19 pandemic to the financial statements to the best of their knowledge.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, and its wholly owned subsidiaries, FDC and FDS. All intercompany balances and transactions are eliminated upon consolidation.

Business Combination

The Company accounts for its business combinations using the acquisition method of accounting in accordance with ASC 805 — “Business Combinations”. The cost of an acquisition is measured as the aggregate of the acquisition date fair value of the assets transferred to the sellers, liabilities incurred by the Company and equity instruments issued by the Company. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets acquired and liabilities assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total costs of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated statements of comprehensive loss.

In a business combination achieved in stages, the Company re-measures the previously held equity interest in the acquiree immediately before obtaining control at its acquisition date fair value and the re-measurement gain or loss, if any, is recognized in the consolidated statements of comprehensive loss.

Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. Significant areas of estimate include valuation of goodwill and intangible assets, useful lives of property and equipment, recoverability of investments and deferred income tax obligations. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Foreign currency translation and transactions

The reporting currency of Fintech Scion Group is United States Dollar (“USD”). The functional currency of FSG, FDC and FDS are Pound Sterling (GBP). The translation of Pound Sterling to the reporting currency of the company, the USD, is performed for assets and liabilities using exchange rates in effect at the balance sheet date. Revenue and expense transactions are translated using average exchange rate prevailing during the year. Translation adjustments arising on conversion of the Company’s financial statements from the subsidiary’s functional currencies into the reporting currency, USD, are excluded from the determination of income (loss) and are disclosed as other comprehensive income in the consolidated statements of income and comprehensive income.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments, which are unrestricted from withdrawal or use, and which have original maturities of three months or less when purchased.

Impairment of Long-Lived Assets

The Company periodically reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset.

Fair value of financial instruments

Fair value is defined as the price that would be received to sell and asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

FASB ASC 820, “Fair Value Measurement,” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. As of December 31, 2021 and 2020, none of the Company’s assets and liabilities was required to be reported at fair value on a recurring basis. Carrying values of non-derivative financial instruments, including cash, accounts receivables, payables and accrued liabilities, approximate their fair values due to the short-term nature of these financial instruments. There were no changes in methods or assumptions during the periods presented.

Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the following estimated useful lives:

Computer equipment	5 years

The residual values, useful lives and methods of depreciation of property and equipment are reviewed and adjusted if appropriate, on an annual basis.

Revenue recognition

The primary sources of our revenues are as follows:

(a)      Commission from financial payment and settlement services

Turnover is measured at the fair value of the consideration received or receivable, excluding discounts, rebates, value added tax and other sales taxes.

Revenue is generated through delivery services. Revenue is recognized when a customer receives services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those services. The Company applies the following five-step model in order to determine this amount:

(i)       identification of the services in the contract;

(ii)      determination of whether the services are performance obligations, including whether they are distinct in the context of the contract;

(iii)     measurement of the transaction price, including the constraint on variable consideration;

(iv)     allocation of the transaction price to the performance obligations; and

(v)      recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers as services are performed over the remaining contractual terms.

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all service revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

Research and Development Costs

Research and development (“R&D”) costs are charged to expense in the periods incurred. There were no expenditures incurred by the Company for research and development for the year ended December 31, 2021 and 2020.

Income Taxes

Income taxes are determined using the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes that date of enactment. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

Uncertain Tax Positions

The impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Interest and penalties on income taxes are classified as a component of the provisions for income taxes. The Company did not recognize any income tax due to uncertain tax positions or incur any interest and penalties related to potential underpaid income tax expense as of December 31, 2021 and 2020.

Comprehensive loss

Comprehensive loss includes net loss and cumulative foreign currency translation adjustments and is reported in the Consolidated Statement of Comprehensive Loss.

Loss per share

The loss per share is computed using the weighted average number of shares outstanding during the fiscal years. For the years ended December 31, 2021 and 2020, there was no dilutive effect due to net loss.

Related party transactions

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the registrant; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; © management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests. The financial statements include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recently issued accounting pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326), that requires companies to present certain financial assets, including accounts receivable and available-for-sale debt securities, net of the amount expected to be collected. The guidance requires the measurement of expected credit losses to be based on relevant information from past events, including historical experiences, current conditions, and reasonable and supportable forecasts that affect collectability. ASU 2016-13 is effective for the Company’s annual and interim periods beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of ASU 2016-13 on its consolidated financial condition and results of operations.

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement, which improves fair value disclosure requirements by removing disclosures that are not cost beneficial, clarifying disclosures’ specific requirements and adding relevant disclosure requirements. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted and an entity can choose to early adopt any removed or modified disclosures upon issuance of this ASU and delay adoption of the additional disclosures until their effective date. The adoption of ASU 2018-13 did not have a material impact on the consolidated financial statements.

In December 2019, the FASB issued ASU2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, with the intent to reduce the complexity in accounting for income taxes. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, and early adoption is permitted. The accounting update removes certain exceptions to the general principles in ASC 740 as well as provides simplification by clarifying and amending existing guidance. The Company is currently assessing the impact of the new standard on the consolidated financial statements.

On January 16, 2020, the FASB issued Accounting Standards Update (ASU) 2020-01, which clarifies the interaction of the accounting for equity securities under Topic 321, the accounting for equity method investments in Topic 323, and the accounting for certain forward contracts and purchased options in Topic 815. The adoption of ASU 2020-01 did not have a material impact on the consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the Securities and Exchange Commission (“SEC”) did not, or are not believed by management, to have a material impact on the Company’s present and future consolidated financial statements.

3.	OTHER RECEIVABLES AND OTHER CURRENT ASSETS

Other receivables and other current assets consist of the following:

	As of December 31, 2021	As of December 31, 2020

Other receivables (1)	$18,245	$—
Deposits (2)	12,871	—
	$31,116	$—

(1)	Other receivables primarily represent VAT receivables.

(2)	Deposits represented deposits for rental.

4.	PROPERTY AND EQUIPMENT

Property and equipment, net consist of the following:

	As of December 31, 2021	As of December 31, 2020
Computer equipment	$7,857	$—
Less: Accumulated depreciation	(131)	—
Balance at end of year	$7,726	$—

Depreciation expenses charged to the statements of operations and comprehensive loss for the years ended December 31, 2021 and 2020 were $131 and $nil respectively.

5.	ACCRUALS AND OTHER PAYABLES

Accruals and other payables consist of the following:

	As of December 31, 2021	As of December 31, 2020
Payroll and welfare payable	$11,060	$—
Accruals	8,100	—
Others	3,375	—
Balance at end of year	$22,535	$—

6.	INCOME TAX As of December 31, 2021 and December 31, 2020, there was no taxation recognized due to there was no taxable business income.

7.	RELATED PARTY TRANSACTIONS The Company had the following balances due to related parties:
	As of December 31, 2021	As of December 31, 2020

Amount due to related parties
Shalom Dodoun (1)	$297,410	$95,656

Total Amount due to related parties	$297,410	$95,656

(1)	Shalom Dodoun is the director, founder, CEO and executive chairman of the Company. The balances as at December 31, 2021 and December 30, 2020 was advances made to the Company for working capital purposes. The advances are due on demand and non-interest bearing.

(2)	Payments in form of remunerations have been made to the following officers of the Company:

	December 31, 2021	December 31, 2020
Shalom Dodoum (i)	$64,025	$—
Natalie Katsberg (ii)	45,988	—
	$110,013	$—

(i)	Shalom Dodoun is the director, founder, CEO and executive chairman of the Company.

(ii)	Natalie Katsberg is director and chief operation officer of the Company, Fintech Digital Solutions Limited and Fintech Digital Consulting Limited.

8.	COMMITMENTS AND CONTINGENCIES

Capital Commitments

As of December 31, 2021, and 2020, Company has no capital commitments.

9.	SHAREHOLDERS’ EQUITY

As of December 31, 2021, the Company has 50,000 shares authorized for common stock, with 50,000 outstanding during the year.

As of December 31, 2020, the Company has 1,000 shares authorized for common stock, with 1,000 outstanding during the year.

10.	SUBSEQUENT EVENTS

On August 9, 2022, the Company (“Fintech”) entered into share exchange agreement (the “Fintech Share Exchange Agreement”) with HWGC Holdings Limited, (“HWGC”), a Nevada Corporation, and all of the shareholders of Fintech. Subject to the closing conditions set forth in the Fintech Share Exchange Agreement, each shareholder of Fintech irrevocably agreed to transfer and assign all Fintech’s shares held by such shareholders in exchange for an aggregate of 101,666,666 newly issued shares of the HWGC’s common stock, par value $0.001 per share (the “Common Stock”). Following the closing of the share exchange (the “Fintech Transaction”), Fintech will be a wholly owned subsidiary of HWGC Holdings Limited.

Subject to the terms and conditions of the Fintech Share Exchange Agreement, at the closing of the Fintech Transaction, each issued and outstanding share of Fintech shall be exchanged for such number of shares of newly issued shares Common Stock (the “Exchange Shares”) for an aggregate of $61,000,000. The number of Exchange Shares will be calculated based on a $0.60 share price.

The consummation of the Fintech Transaction is subject to certain closing conditions, including, among other matters: (a) any required notices have been sent to the United Kingdom’s Financial Conduct Authority regarding the change in ownership of Fintech; (b) the SEC declaring effective the registration statement on Form S-4 that will be filed in connection with the registration of the shares of Common Stock to be issued to the shareholders of HWGC Holdings Limited in accordance with the terms of the Fintech Share Exchange Agreement; (c) the accuracy of the parties’ respective representations and warranties in the Fintech Share Exchange Agreement, subject to specified materiality qualifications; (d) compliance by the parties with their respective pre-closing obligations in the Share Exchange Agreement in all material respects; and (e) the absence of a Seller Material Adverse Effect (as defined in the Fintech Share Exchange Agreement).